Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
peter.garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces Proposed $250 Million Public Offering of

New Convertible Senior Notes Due 2018

INCLINE VILLAGE, Nev., February 5, 2014, PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) announced today that it intends to offer, subject to market and other conditions, $250 million aggregate principal amount of new convertible senior notes due February 1, 2018 (notes) under the Company’s shelf registration statement filed with the U.S. Securities and Exchange Commission (SEC) on June 21, 2013. RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers for the notes offering. The Company also expects to grant the underwriters a 15-day overallotment option to purchase up to an additional $37.5 million aggregate principal amount of notes on the same terms and conditions.

The notes will be senior unsecured obligations of the Company and interest will be payable semi-annually. The notes may be converted at the option of the holders, under certain circumstances and during certain periods, into cash and, if applicable, shares of the Company’s common stock. The notes will be net share settled upon conversion such that the Company will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and the Company’s total conversion obligation, plus shares for the remainder, if any, of the conversion obligation. The interest rate, conversion rate, offering price and other terms of the notes will be determined by the Company and the underwriters.

In connection with the offering of the notes, the Company expects to enter into privately negotiated convertible note hedge transactions with one or more of the underwriters (and/or their respective affiliates) (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the notes, and are intended to reduce the dilutive impact of the conversion feature of the notes on the Company’s outstanding shares of common stock. The Company also expects to enter into privately negotiated warrant transactions with the hedge counterparties initially relating to the same number of shares of the Company’s common stock. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of the Company common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants. In addition, if the underwriters exercise their overallotment option to purchase additional notes, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties covering the number of shares underlying such additional notes.

The Company has been advised that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties or their respective affiliates expect to purchase the Company’s common stock in privately negotiated transactions and/or open market transactions and/or enter into derivative transactions with respect to the Company’s common stock concurrently with, or shortly following, the pricing of the notes. In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivatives with respect to the Company’s common stock and/or by purchasing or selling the Company’s common stock in privately negotiated transactions and/or open market transactions following the pricing of the notes (and are likely to do so during any period following a conversion of notes). Any of these hedging activities could impact the market price of the Company’s common stock or the notes.

The Company intends to use a portion of the net proceeds from the notes offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the warrant transactions). The balance of the net proceeds will be used for working capital and general corporate purposes, including, without limitation, the repayment, repurchase or redemption of outstanding indebtedness or the acquisition of income-generating assets.

The registration statement pursuant to which this offering is being made is effective pursuant to the Securities Act of 1933. Offers and sales of the Notes may be made only by the prospectus and related prospectus supplement, which, when available, may be obtained from RBC Capital Markets, Attention: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281 or by calling (877) 822-4089 or from Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About PDL BioPharma, Inc.

PDL BioPharma manages a portfolio of patents and royalty assets, consisting primarily of its Queen et al. antibody humanization patents and license agreements with various biotechnology and pharmaceutical companies. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it receives significant royalty revenue. PDL is currently focused on intellectual property asset management, acquiring new income generating assets, and maximizing value for its shareholders.

The company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

final expiration of our existing patents in December 2014;

the outcome of pending litigation or disputes;

the failure of licensees to comply with existing license agreements, including any failure to pay royalties due;

our ability to protect our patent and other intellectual property rights through litigation or other means;

positive or negative results in our attempt to acquire new income-generating assets, including new patents or royalty rights;

the productivity of acquired income-generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;

the ability of our licensees, or other third parties from which we receive royalty payments, to maintain or obtain regulatory approvals for the products subject to royalties; and

fluctuations in foreign currency exchange rates.

Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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